As filed with the Securities and Exchange Commission on November 15, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICU MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0022692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

951 Calle Amanecer

San Clemente, California 92673

(949) 366-2183

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott E. Lamb

Chief Financial Officer

ICU Medical, Inc.

951 Calle Amanecer

San Clemente, California 92673

(949) 366-2183

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas W. Christopher, Esq.

Charles K. Ruck, Esq.

Daniel E. Rees, Esq.

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

(212) 906-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common stock, par value $0.10 per share	2,500,000	$219.29	$548,225,000	$66,444.87

(1)

The shares of common stock will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low selling prices of the registrant’s common stock on November 13, 2018, as reported on The NASDAQ Global Select Market.

PROSPECTUS

ICU Medical, Inc.

Up to 2,500,000 Shares of

Common Stock

Offered by the Selling Stockholders

The selling stockholders identified in this prospectus or in any prospectus supplement may offer and sell from time to time, in one or more series or issuances and on terms that will be determined at the time of the applicable offering, up to 2,500,000 shares of our common stock, par value $0.10 per share. See “Selling Stockholders.”

This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders identified in this prospectus. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

We are not offering for sale any shares of our common stock pursuant to this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ICUI.” On November 13, 2018, the last sale price of our common stock as reported on The NASDAQ Global Select Market was $221.05 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE PERIODIC REPORTS AND OTHER INFORMATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, the selling stockholders identified in this prospectus may, from time to time, sell up to 2,500,000 shares of common stock in one or more offerings as described in this prospectus. Each time the selling stockholders offer and sell securities, the selling stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or sale is not qualified to do so or to anyone whom it is unlawful to make an offer or sale. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean ICU Medical, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of our common stock offered hereby.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information incorporated by reference into this prospectus and any accompanying prospectus supplement, contain forward-looking statements within the meaning of the federal securities laws. These statements include statements about our plans, strategies and prospects and involve known and unknown risks that are difficult to predict. Therefore, our actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “will,” “continue,” “could,” “may,” and variations of these terms and similar expressions, or the negatives of these terms or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. Factors that may cause our actual results to differ materially from our current expectations include, but are not limited to:

•	general economic and business conditions, both in the U.S. and internationally;

•	unexpected changes in our arrangements with our large customers;

•	outcome of litigation;

•	fluctuations in foreign exchange rates and other risks of doing business internationally;

•	increases in labor costs or competition for skilled workers;

•	increases in costs or availability of the raw materials needed to manufacture our products;

•	the effect of price and safety considerations on the healthcare industry;

•	competitive factors, such as product innovation, new technologies, marketing and distribution strength and price erosion;

•	the successful development and marketing of new products;

•	unanticipated market shifts and trends;

•	the impact of legislation affecting government reimbursement of healthcare costs;

•	changes by our major customers and independent distributors in their strategies that might affect their efforts to market our products;

•	the effects of additional governmental regulations;

•	unanticipated production problems; and

•	the availability of patent protection and the cost of enforcing and of defending patent claims.

These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors, many of which are beyond our control, also could harm our results, performance or achievements.

All forward-looking statements contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference in this prospectus and any accompanying prospectus supplement, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

Our website address is www.icumed.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 16, 2018.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 10, 2018, August 9, 2018 and November 9, 2018, respectively.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2018.

•	Our Current Reports on Form 8-K filed with the SEC on January 5, 2018, May 17, 2018 and November 15, 2018.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

ICU Medical, Inc.

951 Calle Amanecer

San Clemente, California 92673

(949) 366-2183

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are one of the world’s leading pure-play infusion therapy companies with global operations and a wide-ranging product portfolio that includes IV solutions, IV smart pumps with pain management and safety software technology, dedicated and non-dedicated IV sets and needlefree connectors designed to help meet clinical, safety and workflow goals. Our primary customers are acute care hospitals, wholesalers, ambulatory clinics and alternate site facilities, such as clinics, home health care providers and long-term care facilities. We sell our products in more than 95 countries throughout the world.

We filed our certificate of incorporation with the Secretary of State of Delaware on January 9, 1992, and our amended and restated certificate of incorporation with the Secretary of State of Delaware on June 10, 2014.

Our principal executive offices are located at 951 Calle Amanecer, San Clemente, California 92673, and our telephone number is (949) 366-2183.

RISK FACTORS

Investment in our common stock involves risks. See the risk factors described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of our common stock. The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock.

USE OF PROCEEDS

All of the shares of our common stock being offered hereby are being sold by the selling stockholders identified in this prospectus or a supplement hereto. The selling stockholders will receive all of the net proceeds from the sale of any shares of our common stock under this prospectus. We are not selling any shares of our common stock under this prospectus and we will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	80,000,000 shares of common stock, $0.10 par value per share; and

•	500,000 shares of preferred stock, $1.00 par value per share.

Common Stock

Holders of common stock have full voting rights, subject to any voting rights of any shares of preferred stock then outstanding, and are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of common stock have no rights to convert their shares into other securities or have their shares redeemed, no preemptive rights or other rights to subscribe for additional securities and no right to vote cumulatively for the election of directors. Subject to preferences that may be applicable to any shares of preferred stock then outstanding, the holders of the shares of common stock will be entitled to receive such dividends, if any, as may be declared by our board of directors out of legally available funds and to share ratably in any distribution to the stockholders, including any distribution upon liquidation of the Company.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the designation, powers, voting powers, preferences and the relative, participating, optional, conversion or other rights of the shares of each such series of preferred stock, and the qualifications, limitations or restrictions thereof.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The NASDAQ Global Select Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Under Section 203, we would generally be prohibited from engaging in any “business combination” with any

“interested stockholder” for a period of three years following the time that this stockholder became an interested stockholder unless the business combination is approved in a prescribed manner. Under Section 203, a “business combination” includes any merger or consolidation involving the corporation and the interested stockholder, any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

SELLING STOCKHOLDERS

This prospectus relates to the resale of shares of our common stock held by the selling stockholders listed below. The selling stockholders acquired the shares of common stock offered hereby in a private placement closing on November 15, 2018. On November 13, 2018, we entered into securities purchase agreements with the selling stockholders and C.P. Pharmaceuticals International C.V., pursuant to which C.P. Pharmaceuticals International C.V. agreed to sell 2,500,000 shares of common stock to the selling stockholders, and we were obligated to prepare and file a registration statement, on the closing date, in order to permit the resale of the common stock held by the selling stockholders from time to time.

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of November 13, 2018, including the percentage of beneficial ownership based on 20,489,181 shares of common stock outstanding as of October 31, 2018. The selling stockholders named in this prospectus may offer to sell from time to time up to 2,500,000 shares of our common stock, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know when, if at all, or in what amount such selling stockholders may offer their shares for sale under this prospectus.

	Shares Beneficially Owned Prior to the Offering		Maximum Number of Shares That May be Offered Pursuant to this Prospectus	Shares Beneficially Owned After the Offering(4)
Name	Number	Percentage(1)		Number	Percentage(1)
T. Rowe Price New Horizons Fund, Inc. (2)	592,662	2.89%	491,311	101,351	*
New York City Deferred Compensation Plan (2)	18,115	*	15,010	3,105	*
T. Rowe Price New Horizons Trust (2)	69,458	*	57,582	11,876	*
T. Rowe Price U.S. Equities Trust (2)	10,128	*	6,655	3,473	*
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund (2)	5,130	*	4,780	350	*
Saint-Gobain Corporation (2)	755	*	644	111	*
DOW RETIREMENT GROUP TRUST (2)	5,746	*	4,754	992	*
JOHNSON & JOHNSON PENSION AND SAVINGS PLANS MASTER TRUST (2)	16,152	*	13,391	2,761	*
Bank of America Pension Plan (2)	3,714	*	3,066	648	*
Brighthouse Funds Trust II - T. Rowe Price Small Cap Growth Portfolio (2)	41,180	*	5,706	35,474	*
T. Rowe Price QM U.S. Small-Cap Growth Equity Fund (2)	227,898	1.11%	30,898	197,000	*
Master Pension Trust of CSX Corporation and Affiliated Companies (2)	2,434	*	340	2,094	*
Multi-Manager Small Cap Growth Fund (2)	163	*	22	141	*
T. Rowe Price QM U.S. Small & Mid-Cap Core Equity Fund (2)	1,362	*	342	1,020	*
T. Rowe Price Mid-Cap Growth Fund, Inc. (2)	515,737	2.52%	515,737	—	*
TD Mutual Funds - TD U.S. Mid-Cap Growth Fund (2)	22,184	*	22,184	—	*
JNL Series Trust - JNL/T. Rowe Price Mid-Cap Growth Fund (2)	94,246	*	94,246	—	*
T. Rowe Price Institutional Mid-Cap Equity Growth Fund (2)	117,738	*	117,738	—	*
T. Rowe Price Mid-Cap Growth Portfolio (2)	7,826	*	7,826	—	*
Great-West Funds, Inc. - Great-West T. Rowe Price Mid Cap Growth Fund (2)	25,947	*	25,947	—	*

	Shares Beneficially Owned Prior to the Offering		Maximum Number of Shares That May be Offered Pursuant to this Prospectus	Shares Beneficially Owned After the Offering(4)
Name	Number	Percentage(1)		Number	Percentage(1)
MassMutual Select Funds - MassMutual Select Mid Cap Growth Fund (2)	95,636	*	95,636	—	*
Marriott International, Inc. Pooled Investment Trust For Participant Directed Accounts (2)	9,735	*	9,735	—	*
Brighthouse Funds Trust I - T. Rowe Price Mid Cap Growth Portfolio (2)	27,276	*	27,276	—	*
MML Series Investment Fund - MML Mid Cap Growth Fund (2)	7,677	*	7,677	—	*
T. Rowe Price U.S. Mid-Cap Growth Equity Trust (2)	46,356	*	46,356	—	*
L’Oreal USA, Inc. Employee Retirement Savings Plan (2)	2,573	*	2,573	—	*
Costco 401(k) Retirement Plan (2)	23,914	*	23,914	—	*
T. Rowe Price Small-Cap Stock Fund, Inc. (2)	148,235	*	148,235	—	*
TD Mutual Funds - TD U.S. Small-Cap Equity Fund (2)	6,675	*	6,675	—	*
T. Rowe Price Personal Strategy Income Fund (2)	1,214	*	1,214	—	*
T. Rowe Price Personal Strategy Balanced Portfolio (2)	146	*	146	—	*
T. Rowe Price Personal Strategy Growth Fund (2)	2,629	*	2,629	—	*
T. Rowe Price Personal Strategy Balanced Fund (2)	1,837	*	1,837	—	*
T. Rowe Price Institutional Small-Cap Stock Fund (2)	72,222	*	72,222	—	*
VALIC Company I - Small Cap Fund (2)	1,539	*	1,539	—	*
U.S. Small-Cap Stock Trust (2)	6,045	*	6,045	—	*
Minnesota Life Insurance Company (2)	1,525	*	1,525	—	*
T. Rowe Price U.S. Small-Cap Core Equity Trust (2)	25,147	*	25,147	—	*
T. Rowe Price Health Sciences Fund, Inc. (2)	289,417	1.41%	289,417	—	*
TD Mutual Funds - TD Health Sciences Fund (2)	17,089	*	17,089	—	*
VALIC Company I - Health Sciences Fund (2)	17,741	*	17,741	—	*
T. Rowe Price Health Sciences Portfolio (2)	13,178	*	13,178	—	*
Seasons Series Trust - SA Multi-Managed Mid Cap Growth Portfolio (2)	570	*	298	272	*
T. Rowe Price Diversified Mid-Cap Growth Fund, Inc. (2)	8,128	*	4,310	3,818	*
Lincoln Variable Insurance Products Trust - LVIP T. Rowe Price Structured Mid-Cap Growth Fund (2)	6,457	*	3,389	3,068	*
Voya Partners, Inc. - VY T. Rowe Price Diversified Mid Cap Growth Portfolio (2)	7,875	*	4,126	3,749	*
Lincoln Variable Insurance Products Trust - LVIP Blended Mid Cap Managed Volatility Fund (2)	2,438	*	1,279	1,159	*
T. Rowe Price Tax-Efficient Equity Fund (2)	1,159	*	613	546	*
George Putnam Balanced Fund (3)	6,150	*	6,150	—	*
Putnam Global Equity Fund (3)	10,028	*	10,028	—	*
Putnam Variable Trust - Putnam VT Global Equity Fund (3)	1,962	*	1,962	—	*
Putnam Global Health Care Fund (3)	24,700	*	24,700	—	*
Putnam Variable Trust - Putnam VT Sustainable Leaders Fund (3)	9,447	*	9,447	—	*
Putnam Sustainable Leaders Fund (3)	56,043	*	56,043	—	*

	Shares Beneficially Owned Prior to the Offering		Maximum Number of Shares That May be Offered Pursuant to this Prospectus	Shares Beneficially Owned After the Offering(4)
Name	Number	Percentage(1)		Number	Percentage(1)
Putnam Investment Funds - Putnam Growth Opportunities Fund (3)	65,210	*	65,210	—	*
Putnam Investment Funds - Putnam Research Fund (3)	2,575	*	2,575	—	*
Putnam Variable Trust - Putnam VT Multi-Cap Core Fund (3)	2,053	*	2,053	—	*
Putnam Variable Trust - Putnam VT George Putnam Balanced Fund (3)	730	*	730	—	*
Putnam Variable Trust - Putnam VT Global Health Care Fund (3)	2,600	*	2,600	—	*
Putnam Variable Trust - Putnam VT Research Fund (3)	379	*	379	—	*
Putnam Variable Trust - Putnam VT Growth Opportunities Fund (3)	10,480	*	10,480	—	*
Putnam Funds Trust - Putnam Multi-Cap Core Fund (3)	21,049	*	21,049	—	*
Guardian Diversified Research VIP Fund (3)	1,373	*	1,373	—	*
Nissay/Putnam Global Core Equity Fund (3)	3,551	*	3,551	—	*
Putnam World Trust - Putnam Global Core Equity Fund (3)	73	*	73	—	*
IG Putnam U.S. Growth Fund (3)	16,223	*	16,223	—	*
Putnam World Trust - Putnam U.S. Large Cap Growth Fund (3)	987	*	987	—	*
iProfile U.S. Equity Pool - Large Cap Growth Mandate (3)	4,676	*	4,676	—	*
London Life Global Equity Fund 2.05L (3)	3,200	*	3,200	—	*
Mackenzie US All Cap Growth Fund (3)	6,511	*	6,511	—	*

*	Denotes stock ownership is less than 1%.
(1)	The percentage of beneficial ownership is based on 20,489,181 shares of common stock outstanding as of October 31, 2018.
(2)

T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser or subadviser with power to direct investments and/or sole power to vote the securities owned by the funds and accounts listed in the table above. For purposes of reporting requirements of the Exchange Act, TRPA may be deemed to be the beneficial owner of all of the shares listed in the table above; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Investment Services, Inc. (“TRPIS”), a registered broker-dealer, is a subsidiary of TRPA, the investment adviser or subadviser to the funds and accounts listed in the table above. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter and distributor of shares of the funds in the T. Rowe Price fund family. TRPIS does not engage in underwriting or market-making activities involving individual securities. No one individual at T. Rowe Price will be responsible for voting decisions and investment control over the shares. T. Rowe Price Associates, Inc. is investment adviser or subadviser to the funds and accounts and has been delegated voting authority by the boards of the Price Funds it manages as investment adviser. The T. Rowe Price Proxy Committee develops positions on all major corporate issues, creates guidelines, and oversees the voting process. The Proxy Committee, composed of portfolio managers, investment operations managers, and internal legal counsel, analyzes proxy policies based on whether they would adversely affect shareholders’ interests and make a company less attractive to own. Once the Proxy Committee establishes its recommendations, they are distributed to the firm’s portfolio managers as voting guidelines. For the registered investment companies sponsored and managed by T. Rowe Price, the portfolio manager of each fund has ultimate responsibility for the voting decisions for proxies relating to voting securities held by the fund. More information on T. Rowe Price’s proxy voting policies and procedures is available on our website (http://www.troweprice.com) and in the Price Funds’ Statement of Additional Information, which is filed with the SEC. Certain clients retain voting authority, and TRPA does not vote for these clients: VALC Company I - Small Cap fund, VALIC Company I - Health Sciences Fund, Seasons Series Trust - SA Multi-Managed Mid Cap Growth Portfolio, and Voya Partners, Inc. - VY T. Rowe Price Diversified Mid Cap Growth Portfolio.
(3)

Each of George Putnam Balanced Fund*, Putnam Global Equity Fund*, Putnam Variable Trust - Putnam VT Global Equity Fund*, Putnam Global Health Care Fund*, Putnam Variable Trust - Putnam VT Sustainable Leaders Fund*, Putnam Sustainable Leaders Fund*, Putnam Investment Funds - Putnam Growth Opportunities Fund*, Putnam Investment Funds - Putnam Research Fund*, Putnam Variable Trust - Putnam VT Multi-Cap Core Fund*, Putnam Variable Trust - Putnam VT George Putnam Balanced Fund*, Putnam Variable Trust - Putnam VT Global Health Care Fund*, Putnam Variable Trust - Putnam VT Research Fund*, Putnam Variable Trust - Putnam VT Growth Opportunities Fund*, Putnam Funds Trust - Putnam Multi-Cap Core Fund* and Guardian Diversified Research VIP Fund is a mutual fund registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as amended, whose account is managed by Putnam Investment Management, LLC (“PIM”), including sole dispositive power over the shares. With respect to each Putnam mutual fund indicated with an “*” (the “Putnam Funds”), the Board Policy and Nominating Committee of the board of trustees of the Putnam Funds has sole voting power over the shares held by the Putnam Funds. With respect to Guardian Diversified Research VIP Fund, PIM has sole voting power over the shares held by such fund. The account of each of Nissay/Putnam Global Core Equity Fund, Putnam World Trust - Putnam Global Core Equity Fund, IG Putnam U.S. Growth Fund, Putnam World Trust - Putnam U.S. Large Cap Growth Fund, iProfile U.S. Equity Pool - Large Cap Growth Mandate, London Life Global Equity Fund 2.05L, and Mackenzie US All Cap Growth Fund is managed by The Putnam Advisory Company, LLC (“PAC”), including sole dispositive and voting power over the shares. PIM and PAC are owned through a series of holding companies by Great West Lifeco Inc., a publicly traded company whose shares are listed on the Toronto Stock Exchange.

(4)

Assumes each selling stockholder will sell all shares of our common stock covered by this prospectus, and that each selling stockholder does not acquire any additional shares of common stock before the completion of this offering. However, because each selling stockholder can offer all, some, or none of its shares of common stock, no definitive estimate can be given as to the number of shares that such selling stockholder will ultimately offer or sell under this prospectus.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time by the selling stockholders identified in this prospectus of up to an aggregate of 2,500,000 shares of our common stock. We are not selling any shares of our common stock under this prospectus. The registration of these shares of common stock does not necessarily mean that any of these shares will be offered or sold by the selling stockholders.

The selling stockholders may sell the securities from time to time in one or more transactions, which may include underwritten public offerings, privately negotiated transactions, block trades, sales in the over-the-counter market, put or call options transactions relating to the shares, short sales of shares, hedging transactions, or a combination of these methods of sale or by any other legally available means. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the selling stockholders may transfer the shares by other means not described in this prospectus.

The selling stockholders may effect such transactions by selling shares directly to one or more purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

To the extent required under the Securities Act, an amendment to this prospectus, or a supplemental prospectus will be filed, disclosing the number of the selling stockholders’ securities being offered, the offering price of the securities, the name of any agents, brokers, dealers or underwriters, any applicable commissions paid or discounts or concessions allowed, and any other facts material to the transaction.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Our common stock is listed on The NASDAQ Global Select Market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any.

In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the issuance of the common stock covered by this prospectus.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined statements of income (loss) and comprehensive income (loss), business unit equity, and cash flows of Pfizer Infusion Systems for the years ended December 31, 2016 and 2015, and the related notes, incorporated in this prospectus by reference from the Current Report on Form 8-K of ICU Medical, Inc., filed on November 15, 2018, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report thereon, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Common Stock Up to 2,500,000 Shares

ICU Medical, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

	Amount to be paid (1)
SEC registration fee		$66,444.87
Printing expenses	$		(1)
Legal fees and expenses	$		(1)
Accounting fees and expenses	$		(1)
Stock exchange listing fees		$0
Transfer agent fees and expenses	$		(1)
Miscellaneous	$		(1)

Total	$		(1)

(1)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Delaware General Corporation Law

The Company is a Delaware corporation. The General Corporation Law of the state of Delaware (the “DGCL”) permits Delaware corporations to eliminate or limit the personal liability of directors and officers for money damages for breach of their fiduciary duty of care, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends as detailed under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Charter of ICU Medical, Inc.

Article VII of the Amended and Restated Certificate of Incorporation of ICU Medical, Inc. provides that, to the fullest extent permitted by Delaware law, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Bylaws of ICU Medical, Inc.

Article VII of the Bylaws of ICU Medical, Inc. provides that the Company shall, to the fullest extent authorized by Delaware law, indemnify and hold harmless, and may advance expenses to, each person who was or is a party to or involved in, or who was or is threatened to be made a party to or involved in any action, suite, or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was serving at the request of the Company as a director, officer, or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, in each case, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or an agent, against all expenses, liability, loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties), amounts paid or to be paid in settlement and amounts expended in seeing indemnification granted to such person under applicable law, the Bylaws or any agreement with the Company reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit or his or her heirs, executors, and administrators. The Company shall indemnify any such person seeking indemnity in connection with an action, suit, or proceeding (or part thereof) initiated by such person only if such action, suit, or proceeding (or part thereof) was authorized by the board of directors. However, if the DGCL so requires, the payment of such expenses incurred by a director or officer in their capacity as such in advance of the final disposition of the proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified.

Indemnification Agreements

In addition, the Company has entered into indemnification agreements with its executive officers and directors that provide for the indemnification of directors and executive officers to the fullest extent permitted by the DGCL against expenses reasonably incurred by such persons in any threatened, pending or completed action, suit, investigation or proceeding in connection with their service as (i) a director or officer or (ii) as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at the Company’s request. In addition, the indemnification agreements require the Company to advance expenses under certain circumstances and provide for procedural protections, including a determination by a reviewing party whether the indemnitee is permitted to be indemnified under applicable law. In addition, The Company acknowledges that it will be the indemnitor of first resort should the indemnitee have rights to indemnification provided by other persons.

Insurance

The Company also has a standard policies of liability insurance that insure the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Underwriting Agreements

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Item 16.	Exhibits

See Exhibits Index, which is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Certificate of Incorporation of ICU Medical, Inc., as amended and restated (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated June 10, 2014).

3.2	Bylaws of ICU Medical, Inc., as amended and restated (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated August 3, 2016).

4.1	Specimen of Common Stock Certificate.

4.2	Stock Purchase and Sale Agreement, dated November 13, 2018, by and among C.P. Pharmaceuticals International C.V., ICU Medical, Inc. and the purchasers named therein.

4.3	Stock Purchase and Sale Agreement, dated November 13, 2018, by and among C.P. Pharmaceuticals International C.V., ICU Medical, Inc. and the purchasers named therein.

5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Company.

23.3	Consent of KPMG LLP, independent registered public accounting firm for Pfizer Infusion Systems.

24.1	Power of Attorney (included on the signature page hereof).

*

To be filed, if required, by amendment to the registration statement or incorporated by reference therein from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934 in connection with the offering of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on this 15th day of November, 2018.

ICU MEDICAL, INC.
By:	/s/ Scott E. Lamb
Scott E. Lamb Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Scott E. Lamb as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Vivek Jain Vivek Jain	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 15, 2018

/s/ Scott E. Lamb Scott E. Lamb	Chief Financial Officer (Principal Financial Officer)	November 15, 2018

/s/ Kevin J. McGrody Kevin J. McGrody	Controller (Principal Accounting Officer)	November 15, 2018

/s/ George A. Lopez George A. Lopez, M.D.	Director	November 15, 2018

/s/ Robert S. Swinney Robert S. Swinney, M.D.	Director	November 15, 2018

/s/ David C. Greenberg David C. Greenberg	Director	November 15, 2018

S-1

SIGNATURE	TITLE	DATE

/s/ Elisha W. Finney Elisha W. Finney	Director	November 15, 2018

/s/ Donald Abbey Donald Abbey	Director	November 15, 2018

/s/ David Hoffmeister David Hoffmeister	Director	November 15, 2018

/s/ Douglas E. Giordano Douglas E. Giordano	Director	November 15, 2018

S-2